                                                                   Exhibit 4.9.1

     This Amendment (the "Amendment") to that certain Series F Preferred Stock
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Purchase Agreement dated as of November 19, 1999 (the "Amendment"), by and among
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Intek Information, Inc., a Delaware corporation (the "Company"), and BVCF IV, a
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Delaware limited partnership ("Brinson"), and certain other signatories thereto
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is made effective upon the closing of the Company's IPO (as defined below).

                              W I T N E S S E T H
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     WHEREAS, the Company and Brinson are each parties to the Agreement;

     WHEREAS, the Agreement may be amended with the written consent of the Company and Brinson pursuant to Section 8.7 thereof; and

     WHEREAS, the Company and the Investors desire to amend certain provisions of the Agreement.

     NOW THEREFORE, the parties hereto hereby agree as follows:

     1.   Definition.
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     As used in this Amendment, the following term shall have the meaning ascribed to it below:

     "IPO" means the initial underwritten offering pursuant to which the Company's common stock, $.0001 par value per share, becomes registered under Section 12 of the Securities Exchange Act of 1934, as amended.

     2.   Modification of Section 8.4.
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     The following language shall be added to the end of the second sentence of
     Section 8.4 of the Agreement:

     "except a holder who shall have acquired such Conversion Shares pursuant to a registration statement under the Securities Act of 1933, as amended, pursuant to Rule 144 promulgated under the Securities Act, or on a national securities exchange or the National Association of Securities Dealers Automated Quotation System or similar organization."

     3.   Miscellaneous.
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     (a) This Amendment shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and the respective successors, personal representatives and assigns of the parties hereto.

     (b) This Amendment shall be construed and enforced in accordance with and governed by the laws of the State of New York without giving effect to the conflicts of law principles thereof.

     (c) This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

     IN WITNESS WHEREOF, the undersigned have executed this Amendment to become effective as set forth above.

                      INTEK INFORMATION INC.



                      By: /s/ Timothy C. O'Crowley
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                      Timothy C. O'Crowley
                      Chief Executive Officer and President


                      BVCF IV, L.P.


                      By: J. W. Puth Associates, LLC, its general partner
                      By: Brinson Venture Management, LLC, its Attorney-in-Fact

                      By: Brinson Partners, Inc., its Managing Member


                      By: /s/ Thomas D. Berman
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                              Thomas D. Berman
                              Executive Director